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                                                                EXHIBIT 23.1






                      CONSENT OF INDEPENDENT AUDITORS

    We consent to the use in the Registration Statement of Paradise Music & Entertainment, Inc. on Form SB-2 of our report dated September 12, 1996 except for Note 8 as to which the date is October 9, 1996 on the financial statements of Paradise Music & Entertainment, Inc. and to the reference to our firm under the caption "Experts" in such Prospectus.


                                    ROTHSTEIN, KASS & COMPANY, P.C.


Roseland, New Jersey
December 30, 1996